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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13 , 1999
                                                 ---------------------


                        LAZARE KAPLAN INTERNATIONAL INC.
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            (Exact Name of registrant as specified in its charter)


         Delaware                        1-7848                13-2728690
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(State or other jurisdiction of         (Commission          (IRS Employer
incorporation or organization)          File Number)       Identification No.)

529 Fifth Avenue, New York, New York                            10017
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(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code      (212) 972-9700
                                                  -----------------------------
                                        Not Applicable
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               (Former name, former address and former
               fiscal year, if changed since last report)


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ITEM 5. OTHER EVENTS

     On or about April 13,1999, International Diamond Traders CY B.V.B.A. ("IDT") and Avi Neumark ("Neumark"), the President and controlling stockholder of IDT, commenced an action in the U.S. District Court for the Southern District of New York against Lazare Kaplan International Inc. ("LKI"), Lazare Kaplan Belgium, N.V., a subsidiary of LKI ("LKB"), and Maurice Tempelsman, Leon Tempelsman and Sheldon Ginsberg, each of whom is a director and officer of LKI and a director of LKB. The plaintiffs allege, among other things, that LKI and its principals fraudulently induced IDT to make more than $1.75 million in payments to LKI in connection with an alleged "joint venture" for the purchase of rough diamonds, excluded IDT from this relationship and expropriated its interest, defamed the plaintiffs, causing injury to their business reputation and interfered with plaintiffs' business prospects. The plaintiffs are seeking damages of $1.75 million, together with interest, general, consequential and other damages in an unspecified amount and punitive damages. The plaintiffs further seek the value of half of the alleged profits since September 1998, the date at which the relationship was allegedly wrongfully terminated. In addition, the plaintiffs allege that LKI's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 inaccurately includes all of the sales of LKI's Angolan operations. LKI believes that the plaintiffs' allegations are without merit and intends to vigorously defend this action.

     In a related matter, on or about April 13, 1999, Novel Diamonds Inc. ("Novel") and Lexco Limited ("Lexco") submitted a demand for arbitration to the International Chamber of Commerce naming as respondents, LKI, Lazare Kaplan (Bermuda) Ltd., a wholly-owned subsidiary of LKI, LKN Diamond Company, LTD. ("LKN") and Sheldon Ginsberg. Each of the claimants is controlled by Neumark. The claimants have alleged, among other things, that the respondents are in breach of their obligations to transfer LKI's "rough diamond trading sight" (the "sight") to LKN as was allegedly required by a 1994 shareholders agreement and have improperly barred claimants and Mr. Neumark from access to the "sight" business. As a result of the foregoing, the claimants are seeking damages of $5 million and at least 50% of the profits from the "sight" business since September 1998, plus interest, and 50% of the net asset value of LKN, including the "sight." LKI believes that the claimants' allegations are without merit and intends to vigorously defend this action.

     The two above actions followed the institution, earlier this year, of an arbitration proceeding jointly submitted by Neumark, IDT and LKI. This matter was voluntarily submitted to arbitration by Neumark, IDT and LKI to resolve all monetary disputes between the parties as a result of the termination of their relationship, except for those that are the subject of the foregoing actions. All matters submitted to arbitration have been substantially resolved with the exception of the following (i) whether there is any goodwill arising from the alleged relationship in Angola, and (ii) if goodwill exists, the value of such goodwill and the amount of the payment, if any, to be made. LKI believes

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that such claim for goodwill is without merit and is vigorously defending its position that no payment for goodwill is appropriate.

     If the opposing parties are successful in some or all of above related proceedings, LKI's business could be materially and adversely affected.

     In addition, on April 22, 1999, Neumark commenced an action in Delaware Chancery Court against LKI seeking the right to inspect, and make copies of, certain books and records of LKI and LKB.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         LAZARE KAPLAN INTERNATIONAL INC.
                                         (Registrant)


Date: May 7, 1999                        By: /s/ Sheldon L.  Ginsberg
                                            -------------------------------
                                            Sheldon L. Ginsberg
                                            Executive Vice President
                                             and Chief Financial Officer


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